Exhibit 10.25

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

SET JET, INC.

CONVERTIBLE PROMISSORY NOTE

$1,500,000	September 21, 2022

FOR VALUE RECEIVED, Set Jet, Inc., a Nevada corporation with an address of 15011 North 75th Street, Scottsdale, Arizona 85260 (the “Company”) promises to pay to the SJ Fund, LLC with an address of 15011 North 75th Street, Scottsdale, Arizona 85260 (“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of One Million and Five Hundred Thousand Dollars ($1,500,000) or such lesser amount as shall equal the then outstanding principal amount (the “Principal Balance”), together with interest from the date of this Convertible Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to seven percent (7%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of: (i) April 24, 2024 (the “Maturity Date”), (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable, or (iii) when, upon the occurrence of a Change in Control, such amounts are declared due and payable by Investor, in each case, in accordance with the terms hereof.

Each of the Company and Investor acknowledges that Investor loaned to the Company One Million and Five Hundred Thousand Dollars ($1,500,000) prior to the Company’s conversion from a Nevada limited liability company to a Nevada corporation. Each of the Company and Investor desires to confirm the terms and conditions of Investor’s loan to the Company pursuant to this Note.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which the Parties, by the acceptance of this Note, agree:

1. Investor Guarantee

(a) Warrant. In connection with the issuance of this note, Investor shall be granted a warrant to purchase 150,000 shares of the Company’s common stock, with such warrant having an exercise price of $750,000. The warrant shall expire on April 24, 2024.

(b) Downside Valuation Protection. If the Company issues any Subsequent Convertible Securities with terms more favorable than those of this Note (including, without limitation, a valuation cap and/or discount) prior to termination of this Note, the Company will promptly provide Investor with written notice thereof, together with a copy of such Subsequent Convertible Securities and, upon written request of Investor, any additional information related to such Subsequent Convertible Securities as may be reasonably requested by Investor.  In the event Investor determines that the terms of the Subsequent Convertible Securities are preferable to the terms of this instrument, Investor will notify the Company in writing within 10 days of the receipt of the notice. Promptly after receipt of such written notice from Investor, the Company agrees to amend and restate this instrument to be identical to the instrument(s) evidencing the Subsequent Convertible Securities.

2. Payments

(a) Interest. Accrued interest on this Note shall be payable at maturity.

(b) Prepayment. Subject to Section 4(a), prepayment of this Note may be made without a penalty. The Company shall use its best effort to pay off the this Note as soon as possible and to the extent possible, prior to the Maturity Date.

3. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a) Failure to Pay. The Company shall fail to pay: (i) when due any principal payment on the due date; or (ii) any interest payment or other payment required under the terms of this Note or any other Transaction Documents on the date due and such payment shall not have been made within five (5) business days of the Company’s receipt of written notice to the Company of such failure to pay; or the Company shall breach any other provision or covenant under this Note.

(b) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall: (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement.

4. Rights of Investor upon Default.

(a) Upon the occurrence of any Event of Default under Sections 3(a) or 3(b), and at any time thereafter during the continuance of such Event of Default, Investor may declare all outstanding Obligations to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding.

(b) Upon the occurrence of any Event of Default under Section 3(c), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding.

(c) In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

5. Conversion

(a) Investor Conversion Option. At any time on or prior to the later of the Maturity Date or while any amount of this Note remains unpaid, Investor, in its sole discretion, may convert the outstanding Principal Balance, together with all accrued interest under this Note (collectively, the “Outstanding Balance”), into shares of Common Stock. Upon such conversion, the Outstanding Balance shall convert into a number of shares of Common Stock equal to (1) 50,000 (fifty thousand) times (2) the quotient obtained by dividing (w) the Outstanding Balance by (x) the Conversion Price, rounded to the nearest whole share of Common Stock (see Section 5(c) below regarding payment to Investor in the event the number of shares of Common Stock is rounded down), and (ii) the Company shall, as soon as practicable thereafter, issue and deliver to Investor a certificate or certificates for the number of shares to which Investor shall be entitled upon such conversion including a check payable to Investor for any cash amounts payable as described in Section 5(c).

(b) Conversion Procedure. Upon conversion of the Outstanding Balance, Investor hereby agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby Investor agrees to indemnify the Company from any loss incurred by it in connection with this Note) for cancellation; provided, however, that upon satisfaction of the conditions set forth in this Section 5, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth herein.

(c) Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Investor upon the conversion of this Note, in the event the number of shares of common stock of the Company is rounded down upon conversion pursuant to Section 5(a), the Company shall pay to Investor an amount equal to the product obtained by multiplying the fraction of a Unit not issued pursuant to the previous sentence by the Conversion Price. In the event the number of shares of common stock of the Company is rounded down upon conversion pursuant to Section 5(a), Investor may, at Investor’s sole option and discretion, provide Company with additional funds necessary to round up to the nearest full share of Common Stock at the Conversion Price. Upon conversion of this Note in full and the payment of the amounts specified in this Section, the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

6. Assignability and Voting Rights.

(a) Any and or all rights and or interests set forth herein may be assigned in whole by Investor to any one or more third party at Investor’s sole discretion.

(b) Investor shall not have any voting rights until Investor has exercised the conversion rights, as set forth herein.

7. Change of Control. If a Change of Control occurs before the conversion of this Note and the Maturity Date, Investor, in its sole discretion, may: (a) convert the Outstanding Balance into shares of Common Stock pursuant to Section 5(a), or (b) declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding.

8. Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Change of Control” shall mean: (i) any “person” or “group” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of securities representing more than 50% of the combined voting power of the Company is acquired by any “person” as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), (ii) the merger or consolidation of the Company with or into another entity where the Members of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares or interests representing in the aggregate 50% or more of the combined voting power of the securities of the entity issuing cash or securities in the consolidation or merger (or of its ultimate parent entity, if any) in substantially the same proportion as their ownership of the Company immediately prior to such merger or consolidation, or (iii) the sale or other disposition of all or substantially all of the Company’s assets to an entity, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by Members of the Company, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the Company immediately prior to such sale or disposition.

“Conversion Price” shall mean the lesser of Two Hundred Fifty Thousand Dollars ($250,000) or any other conversion price computed in accordance with Section 1(b) while Investor retains any Conversion rights.

“Common Stock” shall mean shares of common stock of the Company, par value $0.0001.

“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Investors” shall mean the investors who shall at the time be the registered holders of this Note.

“Majority in Interest of Investors” shall mean Investors holding more than 50% of the aggregate outstanding principal amount of the Note.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Note” shall mean this Convertible Promissory Note.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Subscription Agreement” shall mean that certain Subscription Agreement (as amended, modified or supplemented), by and among the Company and the “Subscribers” (as defined in the Subscription Agreement) party thereto.

“Subsequent Convertible Securities” shall mean convertible securities that the Company may issue after the issuance of this instrument with the principal purpose of raising capital, including but not limited to, other Convertible Promissory Notes, convertible debt instruments and other convertible securities. Subsequent Convertible Securities excludes: (i) options issued pursuant to any equity incentive or similar plan of the Company; (ii) convertible securities issued or issuable to (A) banks, equipment lessors, financial institutions or other persons engaged in the business of making loans pursuant to a debt financing or commercial leasing or (B) suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions; and (iii) convertible securities issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Transaction Documents” shall mean this Note, the Security Agreement, and the Subscription Agreement.

9. Miscellaneous

(a) Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof.

(i) Subject to the restrictions on transfer described herein, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii) With respect to any offer, sale or other disposition of this Note or securities into which this Note may be converted, Investor shall give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor's counsel, or other evidence reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made and Investor shall not be permitted to transfer this Note or securities into which this Note may be converted without first complying, to the Company's satisfaction, with this Section. The Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

(iii) Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investor.

(b) Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and a Majority in Interest of Investors; provided, however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of this Note without Investor's written consent, (ii) reduce the rate of interest of this Note without Investor's written consent, or (iii) increase the Conversion Price of this Note without Investor's written consent

(c) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed, emailed or delivered to each party at the respective addresses of the parties as set forth herein, in the Subscription Agreement, or at such other address, email address or facsimile number as a party shall have furnished to the other party in writing in accordance with this section. All such notices and communications will be deemed effectively on the earlier of: (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile or email (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing, or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(d) Payment. Unless converted into the Company's equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(e) Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(f) Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument, except as provided herein.

(g) Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to the conflicts of law provisions of the State of Arizona, or of any other state.

(h) Waiver of Jury Trial; Judicial Reference. By acceptance of this Note, Investor hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note or any of the Transaction Documents. This Section shall not restrict a party from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

(i) Expenses. In the event of any default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by Investor in enforcing and collecting this Note.

(j) Necessary Changes. The Company shall make any and all necessary changes to the Company’s organizational documents, other documents, agreements and or filings etc., if any are required in order to facilitate and or to comply with any requirement outlined herein.

[Signature Page Follows]

The Company has caused this Note to be issued as of the date first written above.

SET JET, INC.

By:	/s/ Thomas P. Smith
Name:	Thomas P. Smith
Title:	President and Chief Executive Officer